Exhibit 99.1

Flywire Continues Execution on Buyback Plan Through Direct Repurchase Agreement

BOSTON, MA, USA – May 15, 2026 — Flywire Corporation (Nasdaq: FLYW) (“Flywire” or the “Company”), a global payments enablement and software company, today announced a significant step in the execution of its previously announced plan to repurchase up to $50 million shares of its common stock. In connection with its First Quarter 2026 earnings release, Flywire announced an intention to enter into an accelerated share repurchase (ASR) program of up to $50 million in shares as part of its existing $300 million share repurchase program - a direct expression of the Company’s confidence in its long-term value and its disciplined approach to capital allocation.

Flywire has entered into a privately negotiated definitive agreement with a pre-IPO shareholder to purchase all of the Company’s outstanding non-voting common stock (approximately 1.87 million shares) for an aggregate sum of approximately $29 million. Flywire is funding the transaction entirely with cash on its balance sheet under its existing share repurchase program. The per share repurchase price represents a discount to the closing market price of the Company’s common stock on May 13, 2026. The Company is acquiring only the investor’s shares of non-voting common stock, and such investor continued to hold its shares of voting stock as of the closing of the transaction.

This direct purchase replaces the need to execute a formal ASR program. Flywire will continue to execute against the plan of buying back up to $50 million under its existing share repurchase authorization, as intended under the prior ASR announcement. The ultimate amount and timing of repurchases will be informed by prevailing market conditions and price levels, ensuring alignment with return thresholds and broader capital allocation priorities, including continued investment in organic growth and selective M&A. Going forward, Flywire remains committed to maintaining annual net dilution at approximately 3% over time and will continue to be opportunistic in the market when conditions and pricing are attractive, under its existing $300 million share repurchase program.

"We remain focused on capturing market dislocation and delivering significant value to our shareholders, while maintaining the flexibility to continue investing in the innovation and expansion of our core verticals," - said Cosmin Pitigoi, Flywire CFO.

Following the completion of this repurchase, the shares of non-voting common stock will be retired, and there will be no non-voting common stock outstanding.

About Flywire

Flywire is a global payments enablement and software company. We combine our proprietary global payments network, next-gen payments platform and vertical-specific software to deliver the most important and complex payments for our clients and their customers.

Flywire leverages its vertical-specific software and payments technology to deeply embed within the existing A/R workflows for its clients across the education, healthcare, and travel vertical markets, as well as in key B2B industries. Flywire also integrates with leading ERP systems, such as NetSuite, so organizations can optimize the payment experience for their customers while eliminating operational challenges.

Flywire supports approximately 5,100** clients with diverse payment methods in more than 140 currencies across more than 240 countries and territories around the world. Flywire is headquartered in Boston, MA, USA, with global offices. For more information, visit www.flywire.com. Follow Flywire on X, LinkedIn and Facebook.

**Excludes clients from Flywire’s Sertifi and Invoiced acquisitions

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Flywire’s future operating results and financial position, Flywire’s business strategy and plans, market growth, and Flywire’s objectives for future operations. Flywire intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Important factors that could cause actual results to differ materially from those reflected in Flywire's forward-looking statements include, among others, Flywire’s future financial performance and its share repurchase program. Risks that may cause actual results to differ materially from these forward looking statements include, but are not limited to: Flywire’s ability to execute its business plan and effectively manage its growth; Flywire’s cross-border expansion plans and ability to expand internationally; anticipated trends, growth rates, and challenges in Flywire’s business and in the markets in which Flywire operates; the sufficiency of Flywire’s cash and cash equivalents to meet its liquidity needs; political, economic, foreign currency exchange rate, inflation, legal, social and health risks, that may affect Flywire’s business or the global economy; Flywire’s beliefs and objectives for future operations; Flywire’s ability to develop and protect its brand; Flywire’s ability to maintain and grow the payment volume that it processes; Flywire’s ability to further attract, retain, and expand its client base; Flywire’s ability to develop new solutions and services and bring them to market in a timely manner; Flywire’s expectations concerning relationships with third parties, including financial institutions and strategic partners; the effects of increased competition in Flywire’s markets and its ability to compete effectively; recent and future acquisitions or investments in complementary companies, products, services, or technologies; uncertainties associated with the timing and scope of future repurchases by Flywire of its common stock, including the timing, value and number of shares repurchased, and the timing and duration of Flywire’s share repurchase program, which may be discontinued, accelerated, suspended or delayed at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; Flywire’s ability to enter new client verticals, including its relatively new hospitality sector; Flywire’s expectations regarding anticipated technology needs and developments and its ability to address those needs and developments with its solutions; Flywire’s expectations regarding its ability to meet existing performance obligations and maintain the operability of its solutions; Flywire’s expectations regarding the effects of existing and developing laws and regulations, including with respect to payments and financial services, taxation, privacy and data protection; Flywire’s ability to adapt its business to changes in government policy regarding tariffs and immigration; economic and industry trends, including the risk of a global recession, projected growth, or trend analysis; the effects of global events and geopolitical conflicts, including without limitation the recent hostilities in Ukraine and involving Israel, Hamas and Iran; Flywire’s ability to adapt to recommended or implemented U.S. policy changes, in particular those that impact higher education, the desire for foreign students to study in the U.S., immigration and visa policy, and changes to regulatory agencies and depth of enforcement of regulations; Flywire’s ability to adapt to changes in U.S. federal income or other tax laws or the interpretation of tax laws, including the Inflation Reduction Act of 2022 and The One Big Beautiful Bill Act of 2025; Flywire’s ability to attract and retain qualified employees; Flywire’s ability to maintain, protect, and enhance its intellectual property; Flywire’s ability to maintain the security and availability of its solutions; the increased expenses associated with being a public company; the future market price of Flywire’s common stock; and other factors that are described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of Flywire's Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. The information in this release is provided only as of the date of this release, and Flywire undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Contacts

Investor Relations:

Masha Kahn

ir@Flywire.com

Media:

Sarah King

Media@Flywire.com